Exhibit 99.1

H.J. Heinz Company Shareholders Overwhelmingly Approve Acquisition by
Berkshire Hathaway and 3G Capital

Pittsburgh, PA -- H.J. Heinz Company (NYSE: HNZ) (“Heinz”) shareholders voted today to approve and adopt the previously announced merger agreement providing for the acquisition of Heinz by an investment consortium comprised of Berkshire Hathaway and an investment fund affiliated with 3G Capital. Heinz shareholders overwhelmingly approved the deal, with approximately 95 percent of the votes cast at today’s special meeting voting in favor of the merger agreement, representing approximately 60 percent of Heinz’s outstanding common stock as of March 18, 2013, the record date for the special meeting.

“The Board and I want to thank our shareholders for approving this historic merger agreement,” said William R. Johnson, Heinz Chairman, President and CEO. “When this transaction was announced on February 14, I said that it would provide tremendous value to Heinz shareholders. With today’s convincing vote, Heinz shareholders have confirmed their support for this extraordinary transaction and its record valuation of Heinz.”

The transaction remains subject to certain customary closing conditions, including receipt of certain remaining regulatory approvals, and is expected to close late in the second calendar quarter of 2013 or in the third calendar quarter of 2013. Heinz has received antitrust clearance in the United States, Brazil, India, South Korea, Japan, Israel, Mexico, South Africa and Ukraine. The Company is waiting for antitrust clearance in China, the European Union and Russia. Additionally, Heinz has filed for other regulatory approvals in New Zealand, Ireland and Russia.

At the closing of the transaction, Heinz shareholders will receive $72.50 in cash for each share of common stock they own, in a transaction valued at $28 billion, including the assumption of Heinz’s outstanding debt.

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Cautionary Statement Regarding Forward-Looking Statements

This document and Heinz’s other public pronouncements contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include Heinz’s expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

• the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement,

• the failure to receive, on a timely basis or otherwise, the required approvals from government or regulatory agencies,

• the risk that a closing condition to the proposed merger may not be satisfied,

• the failure to obtain the necessary financing in connection with the proposed merger,

• the ability of Heinz to retain and hire key personnel and maintain relationship with customers, suppliers and other business partners pending the consummation of the proposed merger, and

• other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in Heinz’s Annual Report on Form 10-K for the fiscal year ended April 29, 2012 and reports on Forms 10-Q thereafter.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. Heinz undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

About Heinz
H.J. Heinz Company, offering “Good Food Every Day”™ is one of the world’s leading marketers and producers of healthy, convenient and affordable foods specializing in ketchup, sauces, meals, soups, snacks and infant nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida® potato products, Weight Watchers® Smart Ones® entrées, T.G.I. Friday’s® snacks, and Plasmon infant nutrition. Heinz is famous for its iconic brands on six continents, showcased by Heinz® Ketchup, The World’s Favorite Ketchup®.

Contacts
H. J. Heinz Company
Media:
Michael Mullen, 412-456-5751
Michael.mullen@us.hjheinz.com